UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 27, 2013

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31293	77-0487526
(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive, 4th Floor, Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 598-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

Issuance of 4.875% Senior Notes due 2020 and 5.375% Senior Notes due 2023

On March 5, 2013, Equinix, Inc. (the “Company”) consummated the issuance and sale of $500,000,000 aggregate principal amount of its 4.875% Senior Notes due 2020 (the “2020 Notes”) and $1,000,000,000 aggregate principal amount of its 5.375% Senior Notes due 2023 (the “2023 Notes,” and, together with the 2020 Notes, the “Notes”), offered pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-186938) and a related final prospectus, in each case filed with the Securities and Exchange Commission. The Company will use the net proceeds from the sale of the Notes to redeem its outstanding 8.125% Senior Notes due 2018 (the “2018 Notes”) pursuant to the optional redemption provisions of such notes and for general corporate purposes, which may include capital expenditures, distributions to its stockholders in connection with its proposed conversion to a real estate investment trust, working capital and potential acquisitions and strategic transactions. On March 5, 2013, at the Company’s request, the trustee for the 2018 Notes delivered a notice to holders of the 2018 Notes calling the 2018 Notes for redemption on April 4, 2013.

The Notes were issued pursuant to indentures, each dated as of March 5, 2013 (the “Indentures”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). A copy of the Indentures (including the form of 2020 Note filed as Exhibit 4.2 and the form of 2023 Note filed as Exhibit 4.4) are filed as Exhibit 4.1 and Exhibit 4.3 to this Current Report on Form 8-K, which are incorporated by reference into the Registration Statement. The description of the Indentures in this report is a summary and is qualified in its entirety by the terms of the Indentures.

The 2020 Notes will bear interest at the rate of 4.875% per annum and will mature on April 1, 2020. The 2023 Notes will bear interest at the rate of 5.375% per annum and will mature on April 1, 2023. Interest on the Notes is payable in cash on April 1 and October 1 of each year beginning on October 1, 2013.

At any time prior to April 1, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2020 Notes outstanding under the applicable Indenture (provided that 65% of the 2020 Notes issued under the applicable Indenture remain outstanding), at a redemption price equal to 104.875% of the principal amount of the 2020 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more “equity offerings” (as defined in the applicable Indenture), subject to certain conditions. At any time prior to April 1, 2017, the Company may also redeem the 2020 Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2020 Notes to be redeemed plus the “applicable premium” (as defined in the applicable Indenture) as of, and accrued and unpaid interest to, but not including, the applicable redemption date. On or after April 1, 2017, the Company may redeem all or a part of the 2020 Notes, on any one or more occasions, at the redemption prices set forth in the applicable Indenture, beginning at 102.438% of the principal amount of the 2020 Notes to be redeemed if redeemed during the twelve-month period beginning on April 1, 2017 and decreasing over the succeeding two years to 100.0% of the principal amount to be redeemed beginning on or after April 1, 2019, plus, in each case, accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date.

At any time prior to April 1, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2023 Notes outstanding under the applicable Indenture (provided that 65% of the 2023 Notes issued under the applicable Indenture remain outstanding), at a redemption price equal to 105.375% of the principal amount of the 2023 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more “equity offerings” (as defined in the applicable Indenture), subject to certain conditions. At any time prior to April 1, 2018, the Company may also redeem the 2023 Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2023 Notes to be redeemed plus the “applicable premium” (as defined in the applicable Indenture) as of, and accrued and unpaid interest to, but not including, the applicable redemption date. On or after April 1, 2018, the Company may redeem all or a part of the 2023 Notes, on any one or more occasions, at the redemption prices set forth in the applicable Indenture, beginning at 102.688% of the principal amount of the 2023 Notes to be redeemed if redeemed during the twelve-month period beginning on April 1, 2018 and decreasing over the succeeding three years to 100.0% of the principal amount to be redeemed beginning on or after April 1, 2021, plus, in each case, accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date.

Upon a change of control, as defined in the Indentures, the Company will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes on the date of purchase, plus accrued interest, if any, to but excluding the redemption date.

The Notes are general senior obligations of the Company and are not guaranteed by the subsidiaries through which the Company currently conducts substantially all of its operations. The Notes rank equal in right of payment with all of the Company’s existing and future senior indebtedness, and rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness.

The Indentures contain several restrictive covenants including, but not limited to, limitations on the following: (i) the incurrence of additional indebtedness, (ii) restricted payments, (iii) dividend and other payments affecting restricted subsidiaries, (iv) the issuance of preferred stock of restricted subsidiaries, (v) transactions with affiliates, (vi) asset sales and mergers and consolidations, (vii) future subsidiary guarantees and (viii) liens, subject in each case to certain exceptions.

The Indentures contain customary terms that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to the Company, the principal amount of the Notes together with any accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.

Third Amendment to Credit Agreement

On February 27, 2013, the Company entered into a Third Amendment to Credit Agreement by and among the Company, the lenders party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer thereunder (the “Amendment”). The Amendment amends the Credit Agreement by and among the Company, as borrower, Equinix Operating Co., Inc., Equinix Pacific, Inc., Switch & Data Facilities Company, Inc., Switch & Data Holdings, Inc. and Equinix Services, Inc., as guarantors, the Lenders (defined therein), Bank of America, N.A., as administrative agent, a Lender and L/C Issuer, Wells Fargo Bank, National Association, as syndication agent, the Co-Documentation Agents (defined therein) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book manager, dated as of June 28, 2012 (the “Credit Agreement”).

The Amendment modifies the Credit Agreement to, among other things: (i) provide that for purposes of calculating Consolidated EBITDA and Consolidated EBITDAR (each as defined in the Credit Agreement), Consolidated Net Income (as defined in the Credit Agreement) will be determined without deduction for (A) the write-down of any unamortized transaction costs, fees and expenses that were incurred in connection with the issuance of the 2018 Notes and (B) one-time transaction costs, fees, premiums and expenses incurred by the Company in connection with the issuance of the Notes and the redemption of the 2018 Notes; (ii) exclude the 2018 Notes from the definition of Consolidated Funded Indebtedness provided that certain conditions in connection with the redemption of the 2018 Notes have been satisfied; and (iii) postpone from the quarter ending March 31, 2013 to the quarter ending September 30, 2013 the step-down of the maximum permitted consolidated senior leverage ratio from 3.50:1.00 to 3.25:1.00.

Item 9.01.       Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

4.1	Indenture for the 2020 Notes, dated as of March 5, 2013 between Equinix, Inc. and U.S. Bank National Association as trustee

4.2	Form of 4.875% Senior Notes due 2020 (included in Exhibit 4.1)

4.3	Indenture for the 2023 Notes, dated as of March 5, 2013 between Equinix, Inc. and U.S. Bank National Association as trustee

4.4	Form of 5.375% Senior Notes due 2023 (included in Exhibit 4.3)

5.1	Opinion of Davis Polk & Wardwell LLP

10.1	Third Amendment to Credit Agreement by and among the Company, the lenders party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer thereunder, dated as of February 27, 2013

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Brandi Galvin Morandi
Brandi Galvin Morandi General Counsel and Secretary

Date: March 5, 2013